UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01  Other Events.

As previously reported, NetBank Inc. (the “Company”) was unable to timely file with the Securities and Exchange Commission (the “SEC”) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”).  In addition, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2007, in relation to the Company’s failure to timely file with the SEC the 2006 Form 10-K and the Form 10-Q, the Company received a written decision from The NASDAQ Stock Market (“NASDAQ”) granting the Company’s request for continued listing on NASDAQ, subject to, among other things, the Company filing the 2006 Form 10-K and the Form 10-Q with the SEC on or before July 18, 2007 (the “NASDAQ Deadline”).  For reasons including those discussed below, the Company will be unable to file with the SEC the 2006 Form 10-K and the Form 10-Q in time to satisfy the NASDAQ deadline.  The Company has requested from NASDAQ an extension of time to file the 2006 Form 10-K and Form 10-Q.

On August 31, 2006, the Company received an initial comment letter from the SEC Staff regarding the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”), to which the Company provided an initial response.  Subsequently, the Company received follow-up and additional comment letters from the SEC Staff relating to the 2005 Form 10-K and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. The Company has provided responses to all subsequent letters.  However, as of the date of this Current Report on Form 8-K, certain comments remain unresolved as the Company and the SEC Staff continue to review and discuss the Company’s application of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), to the accounting of its mortgage servicing rights and loans held for sale.

For the fiscal years ended December 31, 2004, 2005 and 2006, the Company utilized hedge accounting under SFAS 133 for its mortgage servicing rights and loans held for sale.  Under SFAS 133, if the Company elects hedge accounting, it is required to perform certain prospective and retrospective tests of hedge correlation to test hedge effectiveness.  As provided under SFAS 133, the Company performed its hedge effectiveness assessments using a statistical analysis approach other than regression.  The Company’s understanding of the SEC Staff’s comments and discussions to date with respect to SFAS 133 is that the SEC Staff questions whether the Company’s method of assessing hedge effectiveness was reasonable in the circumstances and has asked the Company to perform extensive supplemental analysis to demonstrate the reasonableness of the Company’s method in comparison to a regression methodology.   The Company is still in the process of completing its analysis, and this matter has not yet been resolved with the SEC Staff.

On July 17, 2007, Ernst & Young LLP (“E&Y”), the Company’s former independent registered public accounting firm, advised the Company that it will not re-issue its audit report covering the consolidated financial statements of the Company for the years ended December 31, 2004 and 2005, for inclusion in the 2006 Form 10-K.  E&Y has indicated that it will not re-issue such audit report for inclusion in the 2006 Form 10-K until the Company has resolved with the SEC the SEC’s comments with respect to the Company’s application of SFAS 133 to the accounting of mortgage servicing rights and loans held for sale.  The Company intends to use all reasonable efforts to complete its analysis referenced above and to file the 2006 Form 10-K and the Form 10-Q as soon practicable upon resolution of the SEC’s comments with respect to SFAS 133.

As of the date of this Current Report on Form 8-K, the Company has not concluded that any previously issued financial statements should no longer be relied upon and the Company has not been advised by its current or former independent registered public accounting firm that disclosure should be made to prevent future reliance on a previously issued audit report.  If the Company concludes, or if the Company is advised by its current or former independent registered public accounting firm, that previously issued financial statements and related audit reports should no longer be relied upon, it will file a new Form 8-K under Item 4.02, as required by the applicable rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.
Date: July 18, 2007

	By:	/s/ James P. Gross
James P. Gross
Chief Financial Officer